                                                                    Exhibit 10.6


                           PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS


         THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this "AGREEMENT") is made as of November 30, 1999 (the "EFFECTIVE DATE"), by QUIDEL CORPORATION, a Delaware corporation, with a principal executive office at 10165 McKellar Court, San Diego, California 92121 ("SELLER"), and 10165 MCKELLAR COURT, L.P., a California limited partnership, with a principal executive office at 11440 W. Bernardo Court, Suite 280, San Diego, California 92127 ("PURCHASER").


                              W I T N E S S E T H:

                                   ARTICLE I

                                PURCHASE AND SALE

         SECTION 1.1 AGREEMENT OF PURCHASE AND SALE. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller's right, title and interest in and to the following:

                 (a) that certain tract or parcel of land commonly known as 10165 McKellar Court, San Diego, San Diego County, California, and more particularly described in EXHIBIT A attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to relating to such property, easements, covenants, adjacent streets, alleys or rights-of-way relating to such property (the property described in clause (a) of this Section
1.1 being herein referred to collectively as the "LAND");

                 (b) the buildings, structures, fixtures and other improvements affixed to or located on the Land other than those listed in EXHIBIT J attached hereto (collectively, the "IMPROVEMENTS");

                 (c) any and all of Seller's right, title and interest in and to all tangible personal property listed on EXHIBIT B attached hereto (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the "PERSONAL PROPERTY");

                 (d) any and all of Seller's right, title and interest in and to: (i) all assignable contracts and agreements (collectively, the "OPERATING AGREEMENTS") listed and described on EXHIBIT C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property; (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller by any contractor or manufacturer in connection with the Improvements or the Personal Property; (iii) all assignable existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property; and (iv) to the extent assignable, all trade names and general intangibles relating to the Land or Improvements listed and described on EXHIBIT D attached hereto (the property described in clause (d) of this Section 1.1 being sometimes herein referred to collectively as the INTANGIBLES").

         SECTION 1.2 PROPERTY DEFINED. The Land and the Improvements are hereinafter sometimes referred to collectively as (the "REAL PROPERTY"). The Land, the Improvements, the Personal Property and the Intangibles are hereinafter sometimes referred to collectively as the "Property."

         SECTION 1.3 PURCHASE PRICE. Seller agrees to sell and Purchaser agrees to purchase the Property for the amount of Fifteen Million Dollars ($15,000,000.00) (the "PURCHASE PRICE").

         SECTION 1.4 DEPOSIT. On or before two (2) business days after execution of this Agreement and delivery of a fully executed copy of this Agreement to Fidelity National Title Company (the "ESCROW AGENT"), having its office at 2763 Camino del Rio South, San Diego, California 92108, Attention: Nancy Kelley, Purchaser shall deposit with Escrow Agent, the sum of Fifty Thousand Dollars ($50,000.00) in good funds, either by certified bank or cashier's check or by federal wire transfer. The Escrow Agent shall hold the deposit in an interest-bearing account reasonably acceptable to Seller and Purchaser, in accordance with the terms and conditions of this Agreement. All interest on such sum shall be deemed income of Purchaser, and Purchaser and Seller shall share equally all costs and fees imposed on the deposit account. The deposit and all accrued interest (collectively, the "DEPOSIT") shall be distributed in accordance with the terms of this Agreement.

         SECTION 1.5 PAYMENT OF PURCHASE PRICE. On the business day of the Closing (as defined in Section 4.1 below) Purchaser shall deposit with Escrow Agent by cashier's check or wire transfer, a sum equal to the Purchase Price, as increased or decreased by prorations and adjustments as herein provided PLUS an amount equal to Purchaser's share of closing costs as provided herein, and LESS an amount equal to the Deposit.

         SECTION 1.6 DEPOSIT AS LIQUIDATED DAMAGES. FROM AND AFTER THE EXPIRATION OF THE INSPECTION PERIOD AND THE TITLE INSPECTION PERIOD, AS SUCH TERMS ARE DEFINED HEREINBELOW (THE "APPROVAL DATE"), IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED SOLELY BY REASON OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF PURCHASER AND SELLER IS READY, WILLING AND ABLE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT AND ALL CONDITIONS PRECEDENT TO CLOSING HAVE BEEN WAIVED OR SATISFIED, THEN THE DEPOSIT SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY INITIALLING THIS SECTION 1.6 BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AGAINST PURCHASER IN THE EVENT THE CLOSING DOES NOT OCCUR AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST PURCHASER ARISING FROM SUCH FAILURE OF THE SALE TO CLOSE. IN ADDITION, PURCHASER SHALL PAY

ALL TITLE, SURVEY AND ESCROW CANCELLATION CHARGES. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THIS SECTION 1.6 LIMIT THE DAMAGES RECOVERABLE BY EITHER PARTY AGAINST THE OTHER PARTY DUE TO (A) THE OTHER PARTY'S OBLIGATION TO INDEMNIFY SUCH PARTY, IF ANY, IN ACCORDANCE WITH THIS AGREEMENT, OR (B) THIRD PARTY CLAIMS. BY THEIR SEPARATELY INITIALING THIS SECTION 1.6 BELOW, PURCHASER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

Purchaser's Initials   __________                 Seller's Initials   __________

         SECTION 1.7 ESCROW AGENT. Escrow Agent shall hold and dispose of the Deposit in accordance with the terms of this Agreement. Seller and Purchaser agree that the duties of the Escrow Agent hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping and disposition of the Deposit in accordance with this Agreement. Escrow Agent shall incur no liability in connection with the safekeeping or disposition of the Deposit for any reason other than Escrow Agent's misconduct or negligence. In the event that Escrow Agent shall be in doubt as to its duties or obligations with regard to the Deposit, or in the event that Escrow Agent receives conflicting instructions from Purchaser and Seller with respect to the Deposit, Escrow Agent shall not be required to disburse the Deposit and may, at its option, continue to hold the Deposit until both Purchaser and Seller agree as to its disposition, or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Escrow Agent may interplead the Deposit in accordance with the laws of the state in which the Property is located.

         Escrow Agent shall not be responsible for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit prior to the date interest is posted thereon.

         Escrow Agent shall execute this Agreement solely for the purpose of being bound by the provisions of Sections 1.4, 1.5, 1.6 and 1.7 hereof.

                                   ARTICLE II

                                      TITLE

         SECTION 2.1 TITLE INSPECTION PERIOD. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on the 45th day after the Effective Date (hereinafter referred to as the "TITLE INSPECTION PERIOD"), Purchaser shall have the right to review: (a) a current preliminary title report on the Real Property (the "PTR") issued by Fidelity National Title Company (the "TITLE COMPANY"), accompanied by copies of all documents referred to in the report; (b) copies of the most recent property tax bills for the Property; and (c) an ALTA survey of the Real Property prepared by a licensed surveyor (the "SURVEY"). Item (a) shall be obtained by Purchaser within five (5) days after the Effective Date. Item (c) shall be obtained by

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Purchaser within thirty (30) days after the Effective Date. Item (b) shall be delivered by Seller to Purchaser within five (5) days after the Effective Date.

         SECTION 2.2 TITLE EXAMINATION. Purchaser shall notify Seller in writing (the "TITLE NOTICE") prior to the expiration of the Title Inspection Period which exceptions to title (including survey matters), if any, will not be accepted by Purchaser. If Purchaser fails to notify Seller in writing of its disapproval of any exceptions to title by the expiration of the Title Inspection Period, Purchaser shall be deemed to have approved the condition of title to the Real Property. If Purchaser notifies Seller in writing that Purchaser objects to any exceptions to title, Seller shall have two (2) business days after receipt of the Title Notice to notify Purchaser of either of the following: (a) that Seller will remove such objectionable exceptions from title on or before the Closing; or (b) that Seller elects not to cause such exceptions to be removed. If Seller fails to notify Purchaser within such two-business-day period, then Seller shall be deemed to have made an election under the foregoing clause (b). Notwithstanding the foregoing or any other provision of this Agreement, all monetary obligations disclosed in the PTR are to be satisfied by Seller. The procurement by Seller of a commitment for the issuance of the Title Policy (as defined in Section 2.5 hereof) or an endorsement thereto insuring Purchaser against any title exception which was disapproved pursuant to this Section 2.2 shall be deemed a cure by Seller of such disapproval. If Seller gives Purchaser notice under clause (b) above, Purchaser shall have three (3) business days after the date of such notice in which to notify Seller that Purchaser will nevertheless proceed with the purchase in accordance with the provisions of this Agreement and take title to the Property subject to such exceptions, or that Purchaser will terminate this Agreement. Purchaser's failure to respond within such three-business-day period shall be deemed an election to terminate this Agreement. If, despite Seller's election to eliminate any disapproved exception under clause (a) above, the exception has not been eliminated on or before the Closing, Purchaser, at its option and sole discretion, may either: (a) elect in writing to waive its prior disapproval; (b) if the exception represents a monetary obligation, instruct Escrow Holder to deduct from Seller's proceeds hereunder the amount necessary to satisfy the obligation and thereby eliminate the exception; or (c) treat the failure to eliminate the exception as a failure of a contingency under this Agreement, in which event the Escrow shall be cancelled and this Agreement shall be terminated. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder.

         SECTION 2.3 PRE-CLOSING "GAP" TITLE DEFECTS. Purchaser may, at or prior to Closing, notify Seller in writing (the "GAP NOTICE") of any objections to title: (a) raised by the Title Company between the expiration of the Title Inspection Period and the Closing; and (b) not disclosed by the Title Company or otherwise known to Purchaser prior to the expiration of the Title Inspection Period; provided that Purchaser must notify Seller of such objection to title within two (2) business days of being made aware of the existence of such exception. If Purchaser sends a Gap Notice to Seller, Purchaser and Seller shall have the same rights and obligations with respect to such notice as apply to a Title Notice under Section 2.2 hereof; provided, however, in no event shall the date of Closing be extended beyond December 31, 1999.

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         SECTION 2.4 PERMITTED EXCEPTIONS. The Property shall be conveyed subject to the following matters, which are hereinafter referred to as the "PERMITTED EXCEPTIONS":

                 (a) those matters (including, without limitation, the exceptions disclosed in the PTR) that either are not objected to in writing within the time periods provided in Sections 2.2 or 2.3 hereof, or if objected to in writing by Purchaser, are those which Seller has elected not to remove or cure, or has been unable to remove or cure, and subject to which Purchaser has elected or is deemed to have elected to accept the conveyance of the Property;

                 (b) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

                 (c) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

                 (d) items shown on the Survey and not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Section 2.2 or
Section 2.3 hereof;

                 (e) rights of tenants under leases affecting the Property, including the Lease dated as of the Closing between Seller and Purchaser; and

                 (f) the lien of the deed of trust securing the Loan (as defined below).

         SECTION 2.5 CONVEYANCE OF TITLE. At Closing, Seller shall convey and transfer to Purchaser fee simple title to the Land and Improvements, by execution and delivery of the Deed (as defined in Section 4.2(a) hereof) and Escrow Agent shall obtain the irrevocable commitment of the Title Company to issue an ALTA Joint Protection Policy of Title Insurance (the "TITLE POLICY") covering the Real Property, in the full amount of the Purchase Price, subject only to the Permitted Exceptions

                                  ARTICLE III

                               REVIEW OF PROPERTY

         SECTION 3.1 RIGHT OF PHYSICAL INSPECTION. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on December 20, 1999 (the "INSPECTION PERIOD"), Purchaser, its agents, employees, and independent contractors, shall have the right to make a physical inspection of the Real Property and perform an environmental assessment on the Property pursuant to the terms and conditions of this Agreement.

         Purchaser understands and agrees that any on-site inspections or environmental assessments of the Property shall occur at reasonable times agreed upon by Seller and Purchaser after reasonable prior written notice to Seller and shall be conducted so as not to interfere unreasonably with the use of the Property by Seller. Seller reserves the right to have a representative present during any such inspections. Purchaser shall promptly restore the Real Property to its prior condition following any such inspections or assessments, at Purchaser's sole cost and expense. At Seller's option, Purchaser will furnish to Seller copies of any reports

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received by Purchaser relating to any inspections of the Property. Purchaser agrees to protect, indemnify, defend and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys fees), damages or injuries arising out of or resulting from the inspection of the Property by Purchaser or its agents or consultants, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify, defend and hold harmless shall survive Closing or any termination of this Agreement.

         SECTION 3.2 DOCUMENT INSPECTION. Seller shall make available (and copy if requested) all of the following to Purchaser within ten (10) days after the Effective Date to the extent that such items are in the possession of Seller or are reasonably obtainable by Seller:

                 (a) copies of any environmental reports relating to the Property in Seller's possession;

                 (b) a list and complete copies of all Operating Agreements, including any amendments and other documents pertaining hereto;

                 (c) plans, permits, specifications and certificates of occupancy for the Real Property;

                 (d) all other reports, surveys, or other information (including, without limitation, any notices with respect to the Property received from any governmental agency) in Seller's possession relating to the Property;

                 (e) the last 12 months utility bills for the Real Property; and

                 (f) existing insurance policies for the Property.

         SECTION 3.3 RIGHT OF TERMINATION. During the period beginning on the Effective Date and ending at 5:00 p.m. (local time at the Property) on December 20, 1999 (the "DUE DILIGENCE PERIOD"), if for any reason Purchaser, in its sole discretion, determines that the Property or any aspect thereof is unsuitable for Purchaser's acquisition, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller, and if Purchaser gives such notice of termination, this Agreement shall terminate. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be immediately returned to Purchaser without any action being necessary, and each party shall bear its own costs incurred hereunder. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Due Diligence Period, Purchaser shall be deemed to have approved all aspects of the Property (except title and Survey, which shall be governed by Article II hereof) and to have elected to proceed with the purchase of the Property pursuant to the terms hereof.

                                   ARTICLE IV

                                     CLOSING

         SECTION 4.1 TIME AND PLACE. The consummation of the transaction contemplated hereby (the "CLOSING") shall be consummated on or before December 31, 1999 through an escrow closing administered by Escrow Agent pursuant to joint instructions from Seller and Purchaser. At the Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions. The Closing shall be held at the offices of Escrow Agent set forth in Section 1.4.

         SECTION 4.2 SELLER'S OBLIGATIONS AT CLOSING. On or before two (2) days before Closing, Seller shall:

                 (a) deliver to Escrow Agent a duly executed grant deed (the "DEED") in the form attached hereto as EXHIBIT E, conveying the Land and Improvements;

                 (b) deliver to Purchaser a duly executed bill of sale (the "BILL OF SALE") in the form attached hereto as EXHIBIT F conveying the Personal Property;

                 (c) deliver to Purchaser a duly executed assignment and assumption agreement (the "ASSIGNMENT OF CONTRACTS") in the form attached hereto as EXHIBIT G assigning Seller's interest in the Operating Agreements and the other Intangibles, to the extent assignable;

                 (d) deliver such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

                 (e) deliver to Purchaser a certificate in the form attached hereto as EXHIBIT H duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980;

                 (f) deliver to Purchaser the Operating Agreements;

                 (g) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Seller;

                 (h) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

                 (i) execute a closing statement acceptable to Seller;

                 (j) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement; and

                 (k) deliver to Purchaser a lease in the form of EXHIBIT I attached hereto, duly executed by Seller.

         SECTION 4.3 PURCHASER'S OBLIGATIONS AT CLOSING. Except as otherwise provided, on or before two (2) days before Closing, Purchaser shall:

                 (a) deliver to Seller a duly executed Assignment of Contracts;

                 (b) deliver such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

                 (c) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Purchaser;

                 (d) execute a closing statement acceptable to Purchaser;

                 (e) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement; and

                 (f) deliver to Seller a lease in the form of EXHIBIT I attached hereto, duly executed by Purchaser.

         SECTION 4.4 INTENTIONALLY OMITTED.

         SECTION 4.5 CLOSING COSTS.

                 (a) Seller and Purchaser shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance.

                 (b) Seller shall pay the fees of any counsel representing Seller in connection with this transaction. Seller shall also pay the following costs and expenses:

                           (i) one-half of the escrow fee, if any, which may be
charged by the Escrow Agent or Title Company;

                           (ii) any imposed transfer tax, documentary stamp tax
or similar tax which becomes payable by reason of the transfer of the Property (excluding, however, any sales tax in respect of the Personal Property);

                           (iii) the fees for Seller's Broker;

                           (iv) the title insurance premium for an ALTA standard
form of owner's title policy; and

                           (v) the cost of Seller's leasehold policy of title
insurance.

                 (c) Purchaser shall pay the fees of any counsel representing Purchaser in connection with this transaction. Purchaser shall also pay the following costs and expenses:

                           (i) one-half of the escrow fee, if any, which may be
charged by the Escrow Agent or Title Company;

                           (ii) any sales tax which becomes payable by reason of
the transfer of the Personal Property;

                           (iii) any loan fees or other fees associated with the
Loan;

                           (iv) the cost of any title policy required by the
lender under the Loan ("LENDER") and the cost of any endorsements to either the owner's title policy or lender's title policy; and

                           (v) the cost of the Survey.

                 (d) All costs and expenses incident to this transaction and the closing thereof, and not specifically described above, shall be paid by the party incurring same.

                 (e) The provisions of this Section 4.5 shall survive the Closing.

         SECTION 4.6 CONDITIONS PRECEDENT TO OBLIGATION OF PURCHASER. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

                 (a) Seller shall have delivered all of the items required to be delivered pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof;

                 (b) all of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing;

                 (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing;

                 (d) Seller have entered into a Lease with Purchaser for the Property in the form attached hereto as EXHIBIT I;

                 (e) the Title Company shall be prepared and irrevocably committed to issue to Purchaser the Title Policy;

                 (f) the physical condition of the Property shall be substantially the same on the Closing Date as on the Effective Date, reasonable wear and tear excepted;

                 (g) no proceeding shall have been commenced against Seller under the federal Bankruptcy Code or any state law for relief of debtors;

                 (h) the financial condition of the Seller on the Closing Date shall not have changed in a material adverse manner from the Effective Date, as determined by Purchaser in its reasonable discretion;

                 (i) no moratorium, statute or regulation of any governmental agency or order or ruling of any court shall have been enacted, adopted, or issued which would have a material adverse affect on Purchaser's use or development of the Property;

                 (j) Purchaser shall have obtained a loan to be secured by a first deed of trust on the Property in the approximate amount of $11,250,000.00 (the "LOAN") on rates and terms acceptable to Purchaser, in its sole discretion; and

                 (k) Purchaser, in its sole discretion, shall have approved the Survey.

         SECTION 4.7 CONDITIONS PRECEDENT TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

                 (a) Purchaser shall have delivered all of the items required to be delivered pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof;

                 (b) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing;

                 (c) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing;

                 (d) Purchaser shall have entered into a Lease with Seller for the Property in form of EXHIBIT I attached hereto;

                 (e) Title Company shall be irrevocably committed to issue a leasehold policy of title insurance acceptable to Seller;

                 (f) Seller shall have approved, in its reasonable discretion, the terms of commitment letter of Lender for the Loan within two (2) business days of its receipt from Purchaser;

                 (g) The provisions of the documents evidencing the Loan shall be consistent with Lender's commitment letter; and

                 (h) Seller shall have been able to pay off in full all existing loans encumbering the Property; provided, however, that in the event Closing does not occur due to non-satisfaction or non-waiver of this condition, Seller shall reimburse Purchaser, for all costs and expenses incurred by Purchaser in contemplation of the transactions and documents set forth herein, including, without limitation, costs associated with the Loan, preparation of this Agreement and the Lease, and reasonable attorneys' fees; provided that Seller's maximum reimbursement obligation hereunder shall be $250,000.00.

         SECTION 4.8 CLOSE OF ESCROW. Provided that Escrow Agent has received the documents, instruments and funds described herein, provided that Escrow Agent has not received written notice from either Purchaser or Seller that this Agreement has been terminated or that any of the conditions to Closing set forth herein have not been satisfied or waived and provided further that the Title Company is able to deliver to Purchaser a commitment to issue the Title Policy and to Seller a commitment to issue Seller's leasehold policy, then Escrow Agent is authorized and instructed at 8:00 a.m. on the date of the Closing to:

                 (a) Record the Deed with the San Diego County Recorder; and

                 (b) Deliver the Purchase Price to Seller, as increased or decreased by prorations and adjustments as provided herein and less Seller's share of closing costs.

                                   ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 5.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date, each of which representations and warranties shall be deemed to have been made again as of the Closing:

                 (a) ORGANIZATION AND AUTHORITY. Seller has been duly organized and is validly existing under the laws of the State of Delaware. Seller has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on Seller's part. The person(s) signing this Agreement on behalf of Seller is(are) authorized to do so;

                 (b) PENDING ACTIONS. To Seller's actual knowledge, there are no actions, suits, arbitrations, unsatisfied orders or judgments, government investigations or proceedings pending against Seller or the Property which, if adversely determined, could individually or in the aggregate affect the Property or use thereof, or Seller's ability to perform hereunder;

                 (c) OPERATING AGREEMENTS. To Seller's actual knowledge, the Operating Agreements are all of the agreements concerning the post Closing operation and maintenance of the Property which will impose financial obligations upon Purchaser;

                 (d) CONDEMNATION. No condemnation proceedings are pending or, to Seller's actual knowledge, threatened against the Property;

                 (e) VIOLATIONS. To Seller's actual knowledge, there are no uncured violations of any federal, state or local law relating to the use or operation of the Property which would adversely affect the Property or use thereof;

                 (f) LEASES. There are no leases affecting the Property other than as contemplated hereby;

                 (g) ENVIRONMENTAL. To Seller's actual knowledge there has not been any release of hazardous substances on or beneath the Real Property in violation of any federal, state or local law, and Seller has received no written notice of any violation of claimed violation of any law, rule, or regulation relating to hazardous substances (as used in this clause (g), "hazardous substances" shall have the meaning set forth in Section 25359.7 of the California Health and Safety Code);

                 (h) LIEN OR ENCUMBRANCES. To Seller's actual knowledge, title to the Property is not subject to any liens or encumbrances (including mechanics' liens) including, without limitation, liens or claims for delinquent taxes, and security agreements and pledges, except for those exceptions to title shown in the PTR or the other Permitted Exceptions;

                 (i) NO AGREEMENTS. Except for agreements terminable at will without penalty or premium or as specified in this Agreement (including, without limitation, the Permitted Exceptions), Seller has not entered into any agreements or understandings concerning the Property by which Purchaser would be bound following the Closing;

                 (j) TAXES. To Seller's actual knowledge, there are no taxes, assessments (special, general or otherwise) or bonds of any nature assessed against the Property, or any portion thereof, except as disclosed in the PTR;

                 (k) UTILITIES. To Seller's actual knowledge, all utilities for servicing the Property are being provided and paid current.

         SECTION 5.2 KNOWLEDGE DEFINED. References to the "knowledge or awareness" of Seller shall be deemed to include the present and actual knowledge of all corporate officers of Seller (after due internal inquiry of Seller by said officers) whose primary work involves or is associated with ownership, operation or maintenance of the Property, and Seller's "written notice" shall be deemed to include notices sent to the attention of one or more of said persons.

         SECTION 5.3 SURVIVAL OF SELLER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in Section 5.1 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of twelve (12) months following the Closing.

         SECTION 5.4 COVENANTS OF SELLER.

                 (a) MAINTENANCE OF PROPERTY. Seller hereby covenants with Purchaser that from the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall maintain the Property in good repair, reasonable wear and tear excepted, and in a manner generally consistent with the manner in which Seller has maintained the Property prior to the date hereof;

                 (b) NOTIFICATION OF SUBSEQUENT EVENTS. If, prior to Closing, the Seller becomes aware of any event which would have a material adverse effect on the condition or operation of the Property as a whole, the Seller will immediately notify the Purchaser of such event.

         SECTION 5.5 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby makes the following representations and warranties to Seller as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing:

                 (a) ORGANIZATION AND AUTHORITY. Purchaser has been duly organized and is validly existing under the laws of the State of California. Purchaser has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on Purchaser's part. The person(s) signing this Agreement on behalf of Purchaser is(are) authorized to do so; and

                 (b) PENDING ACTIONS. To Purchaser's knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

                                   ARTICLE VI

                                     DEFAULT

         SECTION 6.1 DEFAULT BY PURCHASER. In the event the sale of the Property as contemplated hereunder is not consummated solely due to Purchaser's default hereunder, Seller, as its sole remedy, shall be entitled pursuant to Section 1.6 hereof to terminate this Agreement and receive the Deposit as liquidated damages for the breach of this Agreement.

         SECTION 6.2 DEFAULT BY SELLER. In the event the sale of the Property as contemplated hereunder is not consummated due to Seller's default hereunder, Purchaser shall be entitled, in addition to all other remedies available at law or in equity, to: (a) receive the return of the Deposit, which return shall operate to terminate this Agreement; (b) enforce specific performance of Seller's obligation to convey the Property to Purchaser in accordance with the terms of this Agreement, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller under this Agreement; or (c) collect damages in the amount of all of Purchaser's costs incurred in connection with the proposed transaction contemplated by this Agreement.

                                  ARTICLE VII

                                  RISK OF LOSS

         SECTION 7.1 RISK OF LOSS. Any risk of loss to the Property shall be borne by Seller until the Closing. If prior to the Closing there are instituted any proceedings, whether judicial, administrative, or otherwise, which relate to the taking of any material portion of the Property by eminent domain or the Property is destroyed or materially damaged in whole or in part, Purchaser shall have the right to terminate this Agreement by giving Seller written notice within five (5) business days after it has received notice of such eminent domain proceeding or destruction of the Property. Upon any termination pursuant to this Section 7.1, the parties shall proceed as if this Agreement had been terminated pursuant to Section 3.3 hereof. If Purchaser does not terminate this Agreement, then at the Closing, Seller shall assign to Purchaser all of its right, title, and interest in any proceeds or award arising out of such taking or destruction.

                                  ARTICLE VIII

                                   COMMISSIONS

         SECTION 8.1 BROKERAGE COMMISSIONS. With respect to the transaction contemplated by this Agreement, Seller represents that its sole broker is CB Richard Ellis ("SELLER'S BROKER"). Each party hereto agrees that if any person or entity, other than the Seller's Broker, makes a claim for brokerage commissions or finder's fees related to the sale of the Property by Seller to Purchaser, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys' fees) in connection therewith. The provisions of this paragraph shall survive Closing or any termination of this Agreement.

                                   ARTICLE IX

                                    INDEMNITY

         SECTION 9.1 INDEMNIFICATION BY SELLER. From and after the Closing, Seller shall indemnify and hold Purchaser, its affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing harmless from and against any and all liability, costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, "LOSSES") arising out of, or in any way relating to (i) any breach of any representation or warranty of Seller contained in this Agreement or in any Schedule, certificate, instrument or other document delivered pursuant hereto, (ii) any breach of any covenant of Seller contained in this Agreement, and (iii) any event, act, or omission on the part of Seller relating to the Property and arising prior to the Closing notwithstanding when the claim for the Loss is asserted. The obligations of this Section 9.1 shall survive the Closing.

         SECTION 9.2 INDEMNIFICATION BY PURCHASER. From and after the Closing, Purchaser shall indemnify and hold Seller, its affiliates and shareholders, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing harmless from and against any and all Losses arising out of, or in any way relating to (i) any breach of any representation or warranty of Purchaser contained in this Agreement or in any Schedule, certificate, instrument or other document delivered pursuant hereto, (ii) any breach of any covenant of Purchaser contained in this Agreement, and (iii) any event, act, or omission on the part of Purchaser relating to the Property and arising after the Closing. The obligations of this Section 9.2 shall survive the Closing.

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1 CONFIDENTIALITY. Except when required to disclose by applicable law, including public company reporting requirements (it being understood by the parties that Seller, as a public company, may need to disclose the transaction contemplated hereby upon the execution of this Agreement), each party and its representatives shall hold in strictest confidence all data and information obtained with respect to the Property or the transaction contemplated hereunder, whether obtained before or after the execution and delivery of this Agreement and whether or not marked "confidential," and shall not disclose the same to others; provided, however, that it is understood and agreed that the parties may disclose such data and information to their employees, lenders, consultants, accountants and attorneys provided that such persons agree to treat such data and information confidentially. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. The provisions of this Section
10.1 shall survive Closing or any termination of this Agreement.

         SECTION 10.2 PUBLIC DISCLOSURE. Except when required to disclose by applicable law, including public company reporting requirements (it being understood by the parties that Seller, as a public company, may need to disclose the transaction contemplated hereby upon the execution of this Agreement), prior to the Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form reasonably approved in writing by Purchaser and Seller. The provisions of this Section 10.2 shall survive the Closing or any termination of this Agreement.

         SECTION 10.3 ASSIGNMENT. Subject to the provisions of this Section 10.3, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. Purchaser may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may not be unreasonably withheld. In the event Purchaser intends to assign its rights hereunder: (a) Purchaser shall send Seller written notice of its request at least ten (10) business days prior to Closing, which request shall include the legal name and structure of the proposed assignee, as well as any other information that Seller may reasonably request; and (b) Purchaser and the proposed assignee shall execute an assignment and assumption of this Agreement in form and substance satisfactory to Seller.

         SECTION 10.4 NOTICES. Any notice pursuant to this Agreement shall be given in writing by: (a) personal delivery; (b) reputable overnight delivery service with proof of delivery;(c) United States Mail, postage prepaid, registered or certified mail, return receipt requested; or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

         If to Seller:              QUIDEL CORPORATION
                                    10165 McKellar Court
                                    San Diego, California  92121
                                    Attention:  Charles J. Cashion
                                    Telephone No. 858-552-7962
                                    Telecopy No. 858-646-8016

         with a copy to:            Gibson Dunn & Crutcher
                                    Jamboree Plaza, 4 Park Plaza
                                    Irvine, California  92614-8557
                                    Attention:  Teresa J. Farrell, Esq.
                                    Telephone No. (949) 451-3800
                                    Telecopy No. (949) 451-4220

         If to Purchaser:           10165 MCKELLAR COURT, L.P.
                                    11440 W. Bernardo Court, Suite 208
                                    San Diego, California  92127
                                    Attention:  Alan D. Gold
                                    Telephone No. 858-485-9840
                                    Telecopy No. 858-485-9843

         with a copy to:            Seltzer Caplan Wilkins & McMahon
                                    750 B Street, Suite 2100
                                    San Diego, California  92101
                                    Attention:  David J. Dorne, Esq.
                                    Telephone No. 619-685-3003
                                    Telecopy No. 619-685-6806

         SECTION 10.5 MODIFICATIONS. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

         SECTION 10.6 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

         SECTION 10.7 FURTHER ASSURANCES. Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement. The provisions of this Section 10.7 shall survive Closing.

         SECTION 10.8 COUNTERPARTS. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         SECTION 10.9 FACSIMILE SIGNATURES. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement. Seller and Purchaser intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

         SECTION 10.10 SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

         SECTION 10.11 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Furthermore, substantial obligations under this Agreement are to be performed in San Diego, California. The parties select San Diego, California as the proper and sole venue for any action filed to enforce, construe, or interpret this Agreement. Purchaser and Seller agree that the provisions of this Section 10.11 shall survive the Closing or any termination of this Agreement.

         SECTION 10.12 NO THIRD-PARTY BENEFICIARY. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

         SECTION 10.13 CAPTIONS. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

         SECTION 10.14 CONSTRUCTION. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

         SECTION 10.15 ATTORNEYS' FEES. In the event of any dispute, arbitration, action, or other proceeding brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover all costs and expenses incurred in connection with such dispute, arbitration, action, or other proceeding, including, without limitation, the fees and costs of its attorneys, whether or not such dispute, arbitration, action, or other proceeding proceeds to formal resolution or judgment.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

QUIDEL CORPORATION,
a Delaware corporation


By:  /s/ Andre de Bruin
    ------------------------------------------
Name:    Andre de Bruin
      ----------------------------------------
Title:   President and Chief Executive Officer
      ----------------------------------------

By:  /s/ Charles J. Cashion
    ------------------------------------------
Name:    Charles J. Cashion
      ----------------------------------------
Title:   Senior Vice President
      ----------------------------------------

                     [SIGNATURES CONTINUED ON THE NEXT PAGE]

PURCHASER:

10165 MCKELLAR COURT, L.P.,
a California limited partnership

By:  SCIMED PROP II, LLC,
       a California limited liability company,
       its General Partner

By:  /s/ Alan D. Gold
     --------------------------
         Alan D. Gold, Member

         The undersigned acknowledges receipt of this Agreement and agrees to act as Escrow Agent pursuant to the terms hereof.

                                            ESCROW AGENT:
                                            FIDELITY NATIONAL TITLE COMPANY


                                            By:  /s/  Thomas W. Ahern
                                                ------------------------------
                                            Name:  Thomas W. Ahern
                                                 -----------------------------
                                            Title:  Escrow Officer
                                                  ----------------------------

                                    EXHIBIT I

                                      LEASE

                        [SEE EXHIBIT 10.7 TO THIS FILING]